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                                                                    EXHIBIT 10.3


                        ADMINISTRATIVE SERVICES AGREEMENT


         THIS ADMINISTRATIVE SERVICES AGREEMENT (this "Agreement") is made and entered into as of __________, 1999 by and between Global TeleSystems Group, Inc., a Delaware corporation ("GTS"), and Golden Telecom, Inc., a Delaware corporation (the "Company").


                                    RECITALS

         A. GTS has historically provided to its subsidiaries certain administrative services.

         B. GTS and the Company desire that provision of these services by GTS be continued for the benefit of the Company and further desire to formalize the provision of certain services.

         C. GTS is willing to continue to provide certain services to the Company and the Company is willing to arrange for the provision of such services by GTS.


                                    AGREEMENT

         The parties therefore agree as follows:

         1. Services. GTS will provide to the Company including, without limitation, those particular accounting and financial, tax, legal and regulatory, and human resource services required that are listed on Exhibit A hereto (the "Services"), in consideration of the respective charges described in
Section 3 below; provided, however, that the executive officers of the Company shall oversee, supervise and approve the provision of such Services.

         2. Term. Beginning on __________, 1999 (the "Closing Date"), GTS agrees to provide the Services on a month-to-month basis unless and until terminated in whole or in part with respect to particular Services by either party by means of at least 90 days' prior written notice or until this Agreement is terminated pursuant to the provisions of Section 7.

         3. Charges. For the Services provided by GTS, the Company will pay a total fee of U.S. $16,000 per month for the Services with U.S. $4,000 being allocated to each of (i) accounting and financial services, (ii) tax services,
(iii) legal and regulatory services, and (iv) human resources services. GTS shall submit invoices monthly, describing the Services performed, charges therefor and other charges provided for hereunder. The Company shall, within 30 days of receipt of invoice, remit payment in full for the invoiced charges. In


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addition to this fee, the Company shall reimburse GTS on a monthly basis for any out-of-pocket costs incidental to the delivery of the Services. The parties will review the Services listed on Exhibit A hereto and such cost and usage data at least annually, but any change in the Services will be only by mutual agreement.

         4. Performance of Services. GTS shall perform the Services with the same degree of care, skill and prudence customarily exercised for its own operations.

         5. Limitation on Liability; Indemnification. Except as provided in the following sentence, neither party shall have any liability under this Agreement to the other party for damage or loss of any type suffered by the other party or any third party as a result of the performance or non-performance of the Services provided hereunder, and neither party will be responsible for general, special, indirect, incidental or consequential damages that the other party or any third party may incur or experience on account of entering into or relying on this Agreement. Each party shall indemnify, defend and hold the other party, its directors, officers and employees harmless from and against all damages, losses and out-of-pocket expenses (including fees) caused by or arising out of any willful failure to perform any obligation or agreement herein.

         6. Assignment. Neither party shall assign or transfer any of its rights under this Agreement without the prior written consent of the other party.

         7. Termination. This Agreement may be terminated (i) by GTS upon at least 90 days' written notice, and (ii) by the Company upon at least 90 days' written notice and with the consent of GTS (which consent may not be unreasonably withheld). In addition, this Agreement shall terminate upon a Change of Control.

         "Change of Control" means any of the following occurrences: (i) a majority of the seats on the Company's board of directors shall be occupied by Persons who are neither nominated by GTS or by its board of directors, nor appointed by the Company's directors nominated by GTS; and (ii) any Person or group other than GTS or the companies controlled by GTS shall directly or indirectly have the power to exercise control over 50% of the voting securities of the Company.

         "Person" means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, incorporated organization, governmental authority or any other form of entity.

         8. Notices. All notices, requests, demands and other communications provided for by this Agreement shall be in writing (including telecopier or similar writing) and shall be deemed to have been given at the time when mailed in any general or branch office of the United States Postal Service, enclosed in a registered or certified postpaid envelope, or sent by



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Federal Express or other similar overnight courier service, addressed to the address of the parties stated below or to such changed address as such party may have fixed by notice, or if given by telecopier, when such telecopy is transmitted and the appropriate answerback is received.

                  If to GTS:

                  Global TeleSystems Group, Inc.
                  1751 Pinnacle Drive
                  North Tower, 12th Floor
                  McLean, VA 22102
                  Attn: Chief Financial Officer
                  Copy to: General Counsel

                  If to the Company:

                  Golden Telecom, Inc.
                  12 Krasnokazarmennaya Str.
                  6th Floor
                  111250 Moscow, Russia
                  Attn: Chief Financial Officer
                  Copy to: General Counsel

         9. Further Assurances. GTS and the Company shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments and take such other action as may be necessary or advisable to carry out their obligations under this Agreement and under any exhibit, document or other instruments delivered pursuant hereto.

         10. Governing Law. This Agreement shall be governed by the laws of the State of New York.

         11. Entire Agreement. This Agreement constitutes the entire understanding between the parties and supersedes all proposals, commitments, writings, negotiations and understandings, oral and written, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may not be amended or otherwise modified except in writing duly executed by all of the parties. A waiver by any party of any breach or violation of this Agreement shall not be deemed or construed as a waiver of any subsequent breach or violation thereof.

         12. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.



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         13. Severability. Should any part, term or condition hereof be declared illegal or unenforceable or in conflict with any other law, the validity of the remaining portions or provisions of this Agreement shall not be affected thereby, and the illegal or unenforceable portions of this Agreement shall be and hereby are redrafted to conform with applicable law, while leaving the remaining portions of this Agreement intact.

         14. Force Majeure. No party shall be deemed to have breached this Agreement or be held liable for any failure or delay in the performance of all or any portion of its obligations under this Agreement if prevented from doing so by a cause or causes beyond its control. Without limiting the generality of the foregoing, such causes include acts of God or the public enemy, fires, floods, storms, earthquakes, riots, strikes, lock-outs, wars and war-operations, restraints of government power or communication line failure or other circumstances beyond such party's control, or by reason of the judgment, ruling or order of any court or agency of competent jurisdiction or change of law or regulation subsequent to the execution of this Agreement.

         15. Successors and Assigns. Subject to the provisions of Section 6, this Agreement is solely for the benefit of the parties and their respective successors and assigns. Nothing herein shall be construed to provide any rights to any other entity or individual.

         16. Headings. Section headings are for convenience only and do not control or affect the meaning or interpretation of any terms or provisions of this Agreement.





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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    GLOBAL TELESYSTEMS GROUP, INC.



                                    By:
                                       ------------------------------
                                       Name:
                                       Title:



                                    GOLDEN TELECOM, INC.



                                    By:
                                       ------------------------------
                                       Name:
                                       Title:





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                                    EXHIBIT A

                                  THE SERVICES


     1.   Accounting and Financial Services

          - Accounting and reporting services (policies & procedures, billing, internal auditing, etc.)

          - Treasury (cash & investment management, banking, corporate finance, risk management, etc.)

          - Financial analysis and planning (forecasting, actuarial services, acquisition analysis, etc.)

          -    Assistance with corporate budgeting

     2.   Tax Services

          -    Taxes (filing, planing, research, etc.)

     3.   Legal and Regulatory Services

          _    Compliance with United States federal securities laws

          _    Delaware and other corporate law issues

          _    NASDAQ listing issues

          _    Legal issues associated with compensation plans and arrangements

     4.   Human Resources Services

          - The design and administration of employee benefit and compensation systems

          -    Administration of corporate employment policies